Exhibit 99.1
Toast Announces Second Quarter 2026 Financial Results

Added approximately 9,500 net new Locations in second quarter
Annualized recurring run-rate (ARR) grew 25% to $2.4 billion as of June 30, 2026
Net income was $154 million and Adjusted EBITDA1 was $221 million in second quarter
Repurchased 19 million shares for $486 million year-to-date through June 30, 2026

BOSTON, MA – August 4, 2026 – Toast (NYSE: TOST), the global technology platform built for restaurants and retail businesses, today reported financial results for the second quarter ended June 30, 2026.

“The first half of 2026 reflects the strength we have across the business. In Q2, recurring gross profit streams2 grew 28%, GAAP Operating Income margins expanded to 26%, and we added a record 9,500 net locations," said Toast CEO Aman Narang. "We welcomed a breadth of new customers this quarter, from enterprise hospitality partners like BWH® Hotels, parent company to Best Western, to well-loved bubble tea chain Kung Fu Tea, to an expanded TGI Fridays partnership in the UK. Toast IQ Grow is the fastest-growing new offering we've ever launched, and it's a clear signal of how we can use AI to transform what Toast can do for customers. We have incredible momentum across the business, and I have never been more confident in the long term opportunity.”

Financial Highlights for the Second Quarter of 2026

•ARR increased 25% year over year to $2.4 billion as of June 30, 2026.
•Total Locations increased 22% year over year to approximately 180,000.
•Gross Payment Volume (GPV) increased 22% year over year to $60.7 billion.
•Subscription services and financial technology solutions gross profit grew 31% year over year to $585 million. Non-GAAP subscription services and financial technology solutions gross profit grew 28% year over year to $595 million.
•Operating income was $152 million in Q2 2026 compared to $80 million in Q2 2025.
•Net income was $154 million in Q2 2026 compared to $80 million in Q2 2025. Adjusted EBITDA was $221 million in Q2 2026, inclusive of a one-time benefit of approximately $10 million from tariff refunds, compared to $161 million in Q2 2025.
•Diluted earnings per share was $0.26 in Q2 2026 compared to $0.13 in Q2 2025.
•Net cash provided by operating activities was $144 million and Free Cash Flow was $130 million in Q2 2026. These compared to net cash provided by operating activities of $223 million and Free Cash Flow of $208 million in Q2 2025.

Percentages may not tie due to rounding. For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Key Business Metrics” and “Non-GAAP Financial Measures,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Outlook3

For the third quarter ending September 30, 2026, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $615 million to $625 million (22-24% growth compared to Q3 2025).
•Adjusted EBITDA in the range of $210 million to $220 million.

1 Q2 2026 adjusted EBITDA included a one-time benefit of approximately $10 million related to tariff refunds.
2 Toast considers Non-GAAP subscription services and financial technology solutions gross profit to be its recurring gross profit streams.
3 A reconciliation of these forward looking Non-GAAP measures to the corresponding GAAP measure is not available without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to the change in fair value of our warrant liability and stock-based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

For the full year ending December 31, 2026, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $2,325 million to $2,355 million (23%-25% growth compared to 2025, up from 21-23% growth).
•Adjusted EBITDA in the range of $805 million to $825 million (up from $790 million to $810 million). This outlook reflects our strategic decision to re-invest the $10 million tariff refund received in Q2.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” in this press release.
Recent Business Highlights

•BWH® Hotels, the parent company of Best Western® Hotels & Resorts, WorldHotels™, and SureStay® Hotels, has endorsed Toast as a point-of-sale (POS) solution available to its thousands of properties across the United States and Canada. This partnership provides these properties with access to Toast’s robust platform, including Toast Tables, Catering & Events, mobile ordering and handheld devices to help modernize operations and enhance the guest experience.
•Toast expanded its relationship with TGI Fridays, and rolled out the Toast platform in the United Kingdom. UK and US restaurants are leveraging Toast's Multi-Location Management, Mobile Order & Pay, Kitchen Display Systems (KDS), Toast Go® handhelds and APIs. TGI Fridays was impressed by how quickly their teams adapted to the Toast system in their initial UK pilot locations and chose to accelerate the rollout.
•Toast recently launched "Toast Lab," a new initiative to collaborate with a Greater Boston restaurant operator to open a new restaurant location and co-develop, test, and refine Toast's technology. As part of this hands-on partnership, the selected operator will receive strategic capital, executive mentorship, and early access to Toast products.

Conference Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Tuesday, August 4, 2026. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a global technology platform built for restaurant and retail businesses. From the busiest local restaurants and shops to large hospitality brands, Toast helps owners and operators manage their businesses more efficiently, drive guest demand, and build lasting success.

Toast integrates software, agentic AI, payments, financial technology solutions, and hardware with a broad partner ecosystem. Powering billions of purchases throughout local commerce, Toast delivers the precision and innovation required for modern restaurant and retail environments. For more information, visit www.toasttab.com.

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about Toast’s expected financial positions or growth, including guidance on financial results for the third fiscal quarter and full year of 2026; Toast’s operating strategy and view, including the expected product demand, ability and strategy to deliver innovative solutions, and growth of its business; statements about new products and offerings and the benefits thereof; Toast’s investments in technology and infrastructure, including the Toast Lab initiative; arrangements between Toast and its customers, including the planned and future implementation of the Toast platform at such customers’ locations; Toast’s ability to attract and retain customers and the commitments from its customers; competitive positions, financing and capital allocation strategy; and business strategy.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in Toast’s Annual Report on Form 10-K for the year ended December 31, 2025, Toast’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Subscription services	$290	$227	$558	$436
Financial technology solutions	1,570	1,276	2,893	2,358
Hardware and professional services	48	47	87	93
Total revenue	1,908	1,550	3,538	2,887
Costs of revenue:
Subscription services	64	64	124	130
Financial technology solutions	1,211	992	2,222	1,823
Hardware and professional services	116	101	227	194
Amortization of acquired intangible assets	1	1	2	2
Total costs of revenue	1,392	1,158	2,575	2,149
Gross profit	516	392	963	738
Operating expenses:
Sales and marketing	166	141	322	274
Research and development	109	91	206	175
General and administrative	89	79	173	158
Restructuring expenses	—	1	—	8
Total operating expenses	364	312	701	615
Operating income	152	80	262	123
Other income:
Interest income, net	11	11	24	23
Change in fair value of warrant liability	(1)	(8)	7	(5)
Income before taxes	162	83	293	141
Income tax expense	(8)	(3)	(13)	(5)
Net income	$154	$80	$280	$136
Earnings per share:
Basic	$0.27	$0.14	$0.48	$0.24
Diluted	$0.26	$0.13	$0.46	$0.23
Weighted-average shares used in computing earnings per share:
Basic	578	580	583	577
Diluted	590	605	596	604

TOAST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited) (in millions)

	June 30, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$1,015	$1,353
Marketable securities	698	638
Accounts receivable, net	142	127
Inventories, net	217	114
Other current assets	578	437
Total current assets	2,650	2,669
Property, equipment and right-of-use assets, net	149	132
Intangible assets, net	11	14
Goodwill	113	113
Restricted cash	73	71
Other non-current assets	185	146
Total non-current assets	531	476
Total assets	$3,181	$3,145
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$40	$47
Deferred revenue	77	68
Accrued expenses and other current liabilities	987	854
Total current liabilities	1,104	969
Other long-term liabilities	32	52
Total liabilities	1,136	1,021
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	—	—
Accumulated other comprehensive income (loss)	(2)	2
Additional paid-in capital	3,029	3,384
Accumulated deficit	(982)	(1,262)
Total stockholders’ equity	2,045	2,124
Total liabilities and stockholders’ equity	$3,181	$3,145

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited) (in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$154	$80	$280	$136
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12	16	22	35
Stock-based compensation expense	55	60	109	120
Amortization of deferred contract acquisition costs	24	25	46	48
Credit loss expense	27	18	54	40
Other non-cash items	3	8	(6)	5
Changes in operating assets and liabilities:
Accounts receivable, net	(7)	(7)	(25)	(16)
Other current assets	(28)	2	(30)	(10)
Deferred contract acquisition costs	(48)	(40)	(93)	(73)
Inventories, net	(81)	8	(103)	15
Accounts payable	(26)	3	(8)	13
Accrued expenses and other current liabilities	57	53	25	(3)
Deferred revenue	5	3	9	2
Other assets and liabilities	(3)	(6)	(4)	(10)
Net cash provided by operating activities	144	223	276	302
Cash flows from investing activities:
Capital expenditures	(14)	(15)	(31)	(25)
Purchases of marketable securities	(143)	(171)	(304)	(281)
Proceeds from the sale of marketable securities	44	57	82	97
Purchases of loans classified as held for investment	(51)	—	(80)	—
Proceeds from repayments of loans classified as held for investment	24	—	30	—
Maturities of marketable securities	73	91	161	193
Net cash (used in) investing activities	(67)	(38)	(142)	(16)
Cash flows from financing activities:
Payment of issuance costs of the revolving credit facility	—	(3)	—	(3)
Change in customer funds obligations, net	(25)	(19)	57	45
Proceeds from issuance of common stock	3	14	17	40
Cash paid to repurchase Class A common stock	(163)	(14)	(486)	(31)
Net cash provided by (used in) financing activities	(185)	(22)	(412)	51
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	3	(1)	3
Net increase (decrease) in cash, cash equivalents, cash held on behalf of customers and restricted cash	(109)	166	(279)	340
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	1,413	1,259	1,583	1,085
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$1,304	$1,425	$1,304	$1,425
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	1,015	1,194	1,015	1,194
Cash held on behalf of customers	216	168	216	168
Restricted cash	73	63	73	63
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$1,304	$1,425	$1,304	$1,425

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net income (loss), adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income (expense), net, income taxes and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as restructuring expenses, acquisition expenses, fair value adjustments on warrant liabilities, gain on warrant extinguishment, expenses related to early termination of leases (which includes associated asset impairments) and stock-based charitable contribution expense, as applicable.

•Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit is defined as subscription services gross profit and financial technology solutions gross profit, adjusted to exclude stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Subscription Services Gross Profit is defined as subscription services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Financial Technology Solutions Gross Profit is defined as financial technology solutions gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Hardware and Professional Services Gross Profit is defined as hardware and professional services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Non-Payments Financial Technology Solutions Gross Profit is defined as financial technology solutions gross profit excluding payments financial technology solutions gross profit.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses related to early termination of leases (which includes associated asset impairments), and stock-based charitable contribution expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs (collectively referred to as capital expenditures).

Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Solutions Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast's financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Solutions Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across Toast Processing Locations in a given period. GPV is a key measure of the scale of Toast’s platform, which in turn drives our financial performance. As Toast customers generate more sales and therefore more GPV, Toast generally sees higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate ARR, Toast first calculates recurring run-rate on a monthly basis. Monthly Recurring Run-Rate, or MRR, is measured on the final day of each month as the sum of (i) Toast’s monthly billings of subscription services fees, which we refer to as the subscription component of MRR, and (ii) Toast’s in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which we refer to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered. The MRR calculation includes all locations on the Toast platform and locations on legacy solutions, which have a negligible impact on ARR.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. Toast believes this approach provides an indication of its scale, while also controlling for short-term fluctuations in payments volume. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with the Toast platform, pricing, competitive offerings, economic conditions, or overall changes in Toast’s customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect Toast’s revenue or gross profit determined in accordance with GAAP, and should be viewed independently of, and not combined with or substituted for, Toast’s revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of Toast’s future or expected results.

Locations

We define a live location, or Location, as a unique location that has used Toast Point of Sale to record transaction volumes above a minimum threshold, and has not been marked as a churned location as of the date of determination. A Location can use Toast payment services, which we refer to as a Toast Processing Location, or for select enterprise customers, not use Toast’s payment services, which we refer to as a Non-Toast Processing Location. Customers of legacy solutions provided by companies that we have acquired, that do not use Toast Point of Sale, are not included in our Location count.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(dollars in billions)	2026	2025	% Growth	2026	2025	% Growth
Gross Payment Volume (GPV)	$60.7	$49.9	22%	$112.0	$92.1	22%

	As of June 30,
(dollars in millions)	2026	2025	% Growth
Payments Annualized Recurring Run-Rate	$1,199	$978	23%
Subscription Annualized Recurring Run-Rate	1,210	950	27%
Total Annualized Recurring Run-Rate (ARR)	$2,409	$1,928	25%

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net income	$154	$80	$280	$136
Stock-based compensation expense and related payroll tax	58	64	116	128
Depreciation and amortization	11	16	22	35
Interest income, net	(11)	(11)	(24)	(23)
Change in fair value of warrant liability	1	8	(7)	5
Restructuring expenses(1)	—	1	—	8
Income tax expense	8	3	13	5
Adjusted EBITDA	$221	$161	$400	$294

(1) Restructuring expenses for the three and six months ended June 30, 2025 include $1 million and $5 million, respectively, of severance benefits and nil and $3 million, respectively, of stock-based compensation expense.

Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Gross profit (GAAP):
Subscription services	$226	$163	$434	$306
Financial technology solutions	359	284	671	535
Adjustments:
Stock-based compensation expense and related payroll tax	3	4	6	9
Depreciation and amortization	7	13	13	29
Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit	$595	$464	$1,124	$879

Non-GAAP Costs of Revenue	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Costs of revenue	$1,392	$1,158	$2,575	$2,149
Stock-based compensation expense and related payroll tax	(7)	(10)	(14)	(21)
Depreciation and amortization	(9)	(14)	(17)	(31)
Non-GAAP costs of revenue	$1,376	$1,134	$2,544	$2,097

Non-GAAP Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Gross profit	$516	$392	$963	$738
Stock-based compensation expense and related payroll tax	7	10	14	21
Depreciation and amortization	9	14	17	31
Non-GAAP gross profit	$532	$416	$994	$790

Non-GAAP Subscription Services Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Subscription services gross profit	$226	$163	$434	$306
Stock-based compensation expense and related payroll tax	3	4	6	9
Depreciation and amortization	7	13	13	29
Non-GAAP subscription services gross profit	$236	$180	$453	$344

Non-GAAP Financial Technology Solutions Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Financial technology solutions gross profit	$359	$284	$671	$535
Stock-based compensation expense and related payroll tax	—	—	—	—
Depreciation and amortization	—	—	—	—
Non-GAAP financial technology solutions gross profit	$359	$284	$671	$535

Non-GAAP Hardware and Professional Services Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Hardware and professional services gross profit	$(68)	$(54)	$(140)	$(101)
Stock-based compensation expense and related payroll tax	4	6	8	12
Depreciation and amortization	—	—	—	—
Non-GAAP hardware and professional services gross profit	$(64)	$(48)	$(132)	$(89)

Non-GAAP Non-Payments Financial Technology Solutions Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Financial technology solutions gross profit	$359	$284	$671	$535
Payments financial technology solutions gross profit	(302)	(244)	(563)	(448)
Non-GAAP non-payments financial technology solutions gross profit	$57	$40	$108	$87

Non-GAAP Sales and Marketing Expenses	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Sales and marketing expenses	$166	$141	$322	$274
Stock-based compensation expense and related payroll tax	(14)	(15)	(28)	(31)
Depreciation and amortization	—	(2)	(1)	(2)
Non-GAAP sales and marketing expenses	$152	$124	$293	$241

Non-GAAP Research and Development Expenses	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Research and development expenses	$109	$91	$206	$175
Stock-based compensation expense and related payroll tax	(23)	(22)	(46)	(44)
Depreciation and amortization	(1)	—	(2)	(1)
Non-GAAP research and development expenses	$85	$69	$158	$130

Non-GAAP General and Administrative Expenses	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
General and administrative expenses	$89	$79	$173	$158
Stock-based compensation expense and related payroll tax	(14)	(17)	(28)	(32)
Depreciation and amortization	(1)	—	(2)	(1)
Non-GAAP general and administrative expenses	$74	$62	$143	$125

Free Cash Flow	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Net cash provided by operating activities	$144	$223	$276	$302
Capital expenditures	(14)	(15)	(31)	(25)
Free cash flow	$130	$208	$245	$277

Sums may not equal totals due to rounding.

TOST-FIN

Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

Source: Toast, Inc.